As filed with the Securities and Exchange Commission on March 30, 2010
Registration No. 333-70766

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

The Brink’s Company
(Exact name of registrant as specified in its charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(Address, including zip code, of Principal Executive Offices)

The Brink’s Company 401(k) Plan
(Full title of the plan)

McAlister C. Marshall, II, Esq.
Vice President and General Counsel
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(804) 289-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

The Brink’s Company (the “Company”) registered 249,179 additional shares of its common stock, par value $1.00 per share (“Common Stock”), for issuance under The Brink’s Company 401(k) Plan (the “401(k) Plan”) pursuant to a Registration Statement on Form S-8 (Registration No. 333-70766) filed with the Securities and Exchange Commission on October 2, 2001 (the “Registration Statement”). The 401(k) Plan has been amended to provide that employee salary deferral contributions may no longer be invested in the Company’s securities.  The Company is filing this Post-Effective Amendment to the Registration Statement to remove from registration all plan interests and all remaining unissued shares of Common Stock registered for issuance under the 401(k) Plan pursuant to the Registration Statement.

Accordingly, the Company hereby withdraws from registration under the Registration Statement all plan interests and any remaining unissued shares of Common Stock that have not been and will not be sold under the 401(k) Plan.

Item 8.	Exhibits

Exhibit No.	Description

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 30th day of March, 2010.

THE BRINK’S COMPANY (Registrant)

By:	/s/ McAlister C. Marshall, II
	Name:	McAlister C. Marshall, II
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 30th day of March, 2010.

THE BRINK’S COMPANY 401(k) PLAN

By:	THE BRINK’S COMPANY (Plan Sponsor)

	By:	/s/ McAlister C. Marshall, II
		Name:	McAlister C. Marshall, II
		Title:	Vice President

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael T. Dan	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 30, 2010
Michael T. Dan

/s/ Joseph W. Dziedzic	Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2010
Joseph W. Dziedzic

/s/ Matthew A.P. Schumacher	Controller (Principal Accounting Officer)	March 30, 2010
Matthew A.P. Schumacher

*	Director	March 30, 2010
Roger G. Ackerman

*	Director	March 30, 2010
Betty C. Alewine

*	Director	March 30, 2010
Marc C. Breslawsky

*	Director	March 30, 2010
Paul G. Boynton

*	Director	March 30, 2010
Michael J. Herling

*	Director	March 30, 2010
Thomas R. Hudson Jr.

*	Director	March 30, 2010
Murray D. Martin

*	Director	March 30, 2010
Thomas C. Schievelbein

*	Director	March 30, 2010
Robert J. Strang

*	Director	March 30, 2010
Ronald L. Turner

* By:	/s/ Michael T. Dan
Michael T. Dan, Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

24.1	Powers of Attorney.

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